EXHIBIT 10.2

Amendment No. 1 to Board Service Agreement

That certain Board Service Agreement (the “Agreement”) dated, August 21, 2019, by and between Applied BioSciences Corp., a Nevada corporation (the “Company”), and Michael Beaubaire (“Director”), is hereby amended this 3rd day of October 2019, as follows:

WHEREAS, the Board of Directors of the Company appointed Michael Beaubaire a director of the Corporation on October 1, 2019, provided that this Amendment No. 1 be agreed upon by the parties hereto;

Now, therefore, for good and valuable consideration received by each of the parties, the parties agree as follows:

1.	Amendment to preamble and Section 1: The text “August 21, 2019” in the first sentence and in Section 1 of the Agreement, is hereby deleted and replaced with the text “October 3, 2019.”

2.	Amendment to Section 4(b): The present text of Section 4(b) is hereby deleted in its entirely and replaced with the following text:

The Company shall issue 75,000 shares (the “Shares”) of its duly authorized and non-assessable common stock to Director. Director agrees that he shall not offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly, the Shares, except that Director may offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly, 2,083 of the Shares each month for a period of 36 months after the date of this Agreement. Three years after the date of this Agreement, Director may offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly, all of the Shares.

All defined terms used herein shall have the meaning assigned to them in the Agreement unless otherwise defined herein, and all of the terms of the Agreement shall continue to apply unless as amended hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment No. 1. This Amendment No. 1 is not to be construed as a release, waiver or modification of any of the terms, representations, warranties, covenants, rights or remedies set forth in the Agreement, except as specifically set forth herein. The Agreement and this Amendment No. 1 contain all of the terms and conditions agreed upon by the Company and Director relating to the subject matter of the Agreement.

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The parties have executed this Amendment as of the date first written above.

THE COMPANY		DIRECTOR

By:	/s/ Raymond Urbanski	/s/ Michael Beaubaire
Name:	Raymond Urbanski	Michael Beaubaire
Title:	Chief Executive Officer

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